EXHIBIT 99.1

INDEX OF FINANCIAL STATEMENTS

Description	Page Number

Report of Independent Registered Public Accounting Firm	1
Statement of Assets Acquired and Liabilities Assumed at April 27, 2012	2
Notes to Statement of Assets Acquired and Liabilities Assumed	3-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
of First Financial Holdings, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First Federal Bank (a wholly owned subsidiary of First Financial Holdings, Inc.) pursuant to the Purchase and Assumption Agreement dated April 27, 2012. This financial statement is the responsibility of the First Financial’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of First Financial’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by First Federal Bank pursuant to the Purchase and Assumption Agreement dated April 27, 2012, is fairly presented, in all material respects, on the basis of accounting described in Note 2.

/s/ GRANT THORNTON LLP
Charlotte, North Carolina
July 11, 2012

Statement of Assets Acquired and Liabilities Assumed
As of April 27, 2012
(in thousands)

Fair Value

ASSETS
Cash and due from banks	$71,535
Interest-bearing deposits with banks	8,690

Total cash and cash equivalents	80,225
Investment securities
Securities available for sale, at fair value	10,824
Nonmarketable securities	3,307

Total investment securities	14,131
Loans	278,651
FDIC indemnification asset, net	34,300
Other real estate owned	10,736
Other intangible assets, net	1,710
Other assets	1,263

Total assets acquired	$421,016

LIABILITIES
Deposits
Noninterest-bearing checking	$25,942
Interest-bearing checking	34,806
Savings and money market	127,043
Retail time deposits	231,487
Wholesale time deposits	651

Total deposits	419,929
Advances from FHLB	28,355
Deferred tax liability	5,583
Other liabilities	4,033

Total liabilities assumed	457,900

Excess of liabilities assumed over assets acquired	$(36,884)

First Financial Holdings, Inc.
Notes to Statement of Assets Acquired and Liabilities Assumed

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Plantation Federal Bank

          On April 27, 2012, First Federal Bank (“First Federal”) a South Carolina-chartered commercial bank and wholly owned subsidiary of First Financial Holdings, Inc. (“First Financial”) assumed all deposits as well as substantially all assets and certain other liabilities of Plantation Federal Bank (“Plantation”), a full-service community bank headquartered in Pawleys Island, South Carolina, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Plantation (the “Transaction”). Plantation operated three branches along the coast of South Carolina under the name of Plantation Federal and three branches in the Greenville, South Carolina market under the name of First Savers Bank.

          The Transaction was made pursuant to a purchase and assumption agreement, in the FDIC’s customary form, entered into by First Federal and the FDIC as of April 27, 2012 (the “P&A Agreement”). The Transaction included all six branch offices of Plantation, which now operate as branches of First Federal.

          In connection with the Transaction, the FDIC made a cash payment to First Federal of $46.0 million, subject to customary post-closing adjustments based upon the final closing date balance sheet for Plantation.

          The P&A Agreement includes a customary loss sharing agreement with the FDIC covering approximately $216.2 million of Plantation’s assets. First Federal will share in the losses on the asset pools (including commercial loans and other real estate owned (“OREO”)) covered under the loss sharing agreement, but the FDIC is obligated to reimburse First Federal for 80% of all eligible losses with respect to covered assets, beginning with the first dollar of loss incurred through $55 million in losses. First Federal absorbs losses greater than $55 million up to $65 million. The FDIC will reimburse First Federal for 60% of all eligible losses in excess of $65 million. First Federal has a corresponding obligation to reimburse the FDIC according to the same arrangement for eligible recoveries with respect to covered assets. After the fifth anniversary of the Transaction (or earlier in certain circumstances), the FDIC has a right to recover a portion of its shared-loss reimbursements if losses on the covered assets are less than currently anticipated, as measured by a formula set forth in the P&A Agreement. The P&A Agreement generally provides for additional recovery sharing for an additional three years.

          The FDIC has certain rights to withhold loss sharing payments if First Federal does not perform its obligations under the loss sharing agreement in accordance with its terms and to withdraw the loss share protection if certain significant transactions are effected without FDIC consent, some of which may be beyond First Financial’s control, including certain business combination transactions and sales of shares by First Financial’s shareholders that would result in a change in control under the Change in Bank Control Act.

          Under the P&A Agreement, First Federal has options, exercisable for various defined periods, to acquire at fair market value any bank premises and equipment that were owned by, or assume any leases relating to bank premises leased by, Plantation and to assume or reject service provider contracts. First Federal has indicated its intention to purchase Plantation’s Pawleys Island location for $2.8 million as well as the equipment associated with this location, and the closing is expected to occur during the third calendar quarter of 2012. First Federal is considering its options on the remaining leased facilities and equipment, as well as other vendor contracts.

Note 2 — Basis of Presentation

          The accompanying Statement of Assets Acquired and Liabilities Assumed as of April 27, 2012 has been prepared for inclusion in a Current Report on Form 8-K to be filed by First Financial and is not intended to be a complete presentation of Plantation’s assets, liabilities, revenues and expenses.

          In accordance with the relief granted in a letter dated May 21, 2012 from the staff of the Division of Corporate Finance of the Securities and Exchange Commission (“SEC”) to First Financial and the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), First Financial has omitted certain financial information of Plantation required by Rule 3-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including the Transaction, in which the registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Instead, as permitted by the relief letter, First Financial has provided a Statement of Assets Acquired and Liabilities Assumed pursuant to the Transaction.

          First Federal has determined that the acquisition of the net assets of Plantation constitutes a business acquisition as defined by Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that statement. Fair values are determined based on the requirements of FASB ASC 820, Fair Value Measurements and Disclosures. In many cases the determination of these fair values requires management to make estimates about discount rates; future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change.

          In accordance with the framework established by FASB ASC 820 First Financial records assets and liabilities at fair value according to a fair value hierarchy comprised of three levels. The levels are based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. A brief description of each level follows:

•	Level 1 – Valuation is based on quoted prices for identical instruments in active markets.
•

Level 2 – Valuation is based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•

Level 3 – Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates that market participants would use in pricing the asset or liability. Valuation techniques include the use of discounted cash flow models and similar techniques.

          Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks

          These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values and, as such, they are classified as Level 1.

Investment securities

          Fair values of investment securities may be based on quoted market prices in an active market when available, or through a combination of prices determined by an income valuation technique using fair value models and quoted prices. When market observable data is not available, which generally occurs due to the lack of liquidity for certain investment securities, the valuation of the security is subjective and may involve substantial judgment. Plantation’s investment securities are classified as Level 2.

Nonmarketable securities

          The carrying amount of FHLB stock is used to approximate the fair value of these securities as these securities are not readily marketable, are recorded at cost (par value), and are evaluated for impairment based on the ultimate recoverability of the par value. First Financial considers positive and negative evidence, including the profitability and asset quality of the issuer, dividend payment history and recent redemption experience, when determining the ultimate recoverability of the par value. First Financial believes its investment in FHLB stock is ultimately recoverable at par. Plantation’s FHLB stock is classified as Level 3.

Loans

          The residential mortgage loan portfolio consists primarily of long-term loans secured by first mortgages on single-family residences, homes in the construction phase, and land. The commercial loan portfolio is comprised of loans that are secured by various types of real estate (including owner occupied, non-owner occupied buildings in the construction phase and raw land) as well as loans used for general business purposes (which may be secured by working capital, equipment financing, other business assets, or unsecured). Consumer loans include home equity lines of credit, auto loans, credit card receivables and loans on various other types of consumer products. The fair value of loans is estimated based on discounted cash flows, which take into consideration current portfolio interest rates and repricing characteristics as well as assumptions related to prepayment speeds. The discount rates take into consideration the current market interest rate environment and a credit risk component based on the credit characteristics of each loan pool. Plantation’s loans are classified as Level 3.

          ASC 310-30 Accounting for Certain Loans or Debt Securities Acquired in a Transfer applies to a loan with evidence of deterioration in credit quality since its origination, and for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable. For loans accounted for under ASC 310-30, First Federal’s management determines the value of the loan portfolio based, in part, on work provided by an appraiser. Factors considered in the valuation are projected cash flows for the loans, type of loan and related collateral, classification status and current discount rates. Loans are grouped together according to similar characteristics and are treated in the aggregate when applying various valuation techniques. Management also estimates the amount of credit losses that are expected to be realized for the loan portfolio primarily by estimating the liquidation value of collateral securing loans on nonaccrual status or classified as substandard or doubtful. Certain amounts related to these loans were estimates and highly subjective.

FDIC Indemnification Asset

          Certain commercial loans and OREO purchased under the P&A Agreement are covered by a loss share agreement between the FDIC and First Federal, which affords First Federal significant protection. This Agreement covers realized losses on loans and OREO purchased from the FDIC for the time period specified in the agreement. Realized losses covered by the loss share agreement include loan contractual balances (and related unfunded commitments that were acquired), accrued interest on loans for up to 90 days, the book value of OREO acquired, and certain direct costs, less cash or other consideration received by First Federal. This agreement extends for five years with an additional three year cost recovery period for FDIC shared-loss reimbursements. First Federal cannot submit claims of loss until certain events occur, as defined under the Agreement.

          The determination of the initial fair value of loans and OREO acquired, and the initial fair value of the related FDIC indemnification asset involve a high degree of judgment and complexity. Fair value was estimated using projected cash flows related to the loss sharing agreement based on the expected reimbursement for losses and the applicable loss sharing percentages for each loss tranche. The expected reimbursements do not include reimbursable amounts related to future covered expenditures. The expected cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The FDIC indemnification asset established in relation to the Transaction is classified as Level 3. The amount that First Federal realizes on these assets could differ materially from the carrying value reflected in these financial statements, based on the timing and amount of collections on the acquired loans in future periods. To the extent the actual values realized for the acquired loans are different from the estimate; the indemnification asset will generally be affected in an offsetting manner due to the loss share support from the FDIC.

Other Real Estate Owned

          OREO properties acquired in settlement of loans are recorded at the lower of the principal balance of the loan or fair value of the property less estimated selling costs. Certain assumptions and unobservable inputs are currently being used by appraisers. Plantation’s OREO is classified as Level 3.

Deposits

          The fair values used for core deposits, which are comprised of checking, savings, and money market deposits, are, by definition, equal to the amount payable at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. Plantation’s deposits are classified as Level 3.

Advances from FHLB

          The fair values for FHLB advances are estimated using observable market prices as well as recent prepayments on such advances. Plantation’s advances from the FHLB are classified as Level 1.

Income Taxes

          Deferred taxes relate to the differences between the financial statement and tax bases for assets acquired and liabilities assumed in the Transaction. Deferred taxes are computed using the asset and liability approach as prescribed in ASC 740, Income Taxes. Under this method, a deferred tax asset or liability is determined based on the currently enacted tax rates applicable to the period in which the differences between the financial statement carrying amounts and tax bases of existing assets and liabilities are expected to be reported in First Financial’s income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The deferred tax liability established as part of the Transaction was based on the $14.7 million gain recorded through the statement of operations and is classified as Level 3.

Note 3 — Investment Securities

          The following table presents fair value and tax-equivalent yield on the investment securities acquired.

	As of April 27, 2012

(in thousands)	Fair Value	Tax- equivalent yield

Mortgage-backed securities	$10,824	2.14%
Federal Home Loan Bank stock	3,307	1.47

Total	$14,131	1.98%

          The estimated fair value of debt securities at April 27, 2012 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities and collateralized mortgage obligations are shown in the “securities not due on a single maturity date” caption as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

As of April 27, 2012

(in thousands)	Fair Value

Due after one through five years	$—
Due after five through ten years	181
Due after ten years	10,643
Other securities with no stated maturity	3,307

Total	$14,131

Note 4 — Loans

          The following table presents loans acquired by major category.

	As of April 27, 2012

(in thousands)	Acquired Value	Weighted Average Contractual Interest Rate

Residential loans	$66,787	4.14%
Commercial loans	208,695	5.15
Consumer loans	51,076	4.68

Contractual balance of loans acquired	326,558	4.87%
Fair value discount on loans purchased	(34,888)
Accretable yield	(13,019)

Total	$278,651

          Of the contractual balance of total loans acquired, $143.2 million will be accounted for under normal loan accounting; and $183.4 million will be accounted for under the provisions of FASB ASC 310-30.

Note 5 — Deposits

          The following table presents deposits assumed by major category.

	As of April 27, 2012

(in thousands)	Acquired Value	Weighted Average Contractual Interest Rate

Noninterest-bearing checking	$25,942	—%
Interest-bearing checking	34,806	0.37
Savings and money market	127,043	0.62
Retail time deposits	229,313	1.44
Wholesale time deposits	651	0.00

Acquired balance of deposits	417,755	1.01%
Fair value adjustment	2,174

Total	$419,929

          The following table presents scheduled maturities of time deposits.

Period	Maturity Value (in thousands)

2012	146,239
2013	73,381
2014	3,579
2015	3,194
2016	2,846

Thereafter	725

Total	$229,964

Note 6 — Advances from FHLB

          As of April 27, 2012, Plantation had $28.0 million in borrowings outstanding from the FHLB. The borrowings were secured by a blanket lien on eligible loans plus securities. Most of the advances mature in less than one year and are at fixed interest rates. Therefore, the advances were recorded at their estimated fair value, which was derived using a discounted cash flow calculation that applies interest rates currently being offered on similar advances to the scheduled contractual maturities on the outstanding advances.

          The following table presents the composition of FHLB advances assumed.

	As of April 27, 2012

(in thousands)	Acquired Value	Weighted Average Contractual Interest Rate

Advances due in:
2012	$23,000	4.41%
2013	5,000	4.75

Total assumed	28,000	4.47%
Fair Value Adjustment	355

Total advances from FHLB	$28,355

          First Financial allowed $18 million in FHLB advances to mature during April and May of 2012, and incurred a $355 thousand prepayment penalty in May as the result of prepaying an additional $10 million.

Note 7 — Deferred Income Taxes

          A deferred tax liability of $5.6 million was recorded, which is related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and Regulations. First Federal acquired none of the tax attributes of Plantation’s assets and liabilities.

Note 8 — Net Assets Acquired

          Under the terms of the P&A Agreement, the FDIC agreed to transfer net assets to First Federal at a discount to compensate First Federal for losses not covered by the loss sharing agreement. Details related to the transfer at April 27, 2012, are as follows:

(in thousands)	As of April 27, 2012

Net assets per Purchase and Assumption Agreement	$1,149

Purchase accounting adjustments
Loans	(47,907)
FDIC indemnification asset, net	34,300
Other real estate owned	(14,524)
Other intangible assets, net	1,710
Deposits	2,174
Advances from FHLB	355
Deferred tax liability	5,583
Other liabilities	3,500

Net assets acquired	$(36,884)